                                  EXHIBIT 11.1

                             LOMAK PETROLEUM, INC.

                       COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARES


                                                                                 Year Ended December 31,
                                                                       1993               1994                1995
                                                                  ---------------    ---------------     ---------------

Average shares outstanding                                             5,642,627          8,901,687          11,673,355

Net effect of conversion of warrants and stock options                   210,763            148,871             167,244
                                                                  ---------------    ---------------     ---------------

Total primary and fully diluted shares                                 5,853,390          9,050,558          11,840,599
                                                                  ===============    ===============     ===============


Net income                                                          $  1,391,398       $  2,618,554        $  4,390,420

Less preferred stock dividends                                          (328,977)          (375,000)           (730,752)
                                                                  ---------------    ---------------     ---------------

Net income applicable to common shares                              $  1,062,421       $  2,243,554        $  3,659,668
                                                                  ===============    ===============     ===============

Earnings per common share                                           $        .18       $        .25        $        .31
                                                                  ===============    ===============     ===============





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